As filed with the Securities and Exchange Commission on February 2, 1999


                           Registration No. 333-68167
--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 2 to
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                  CARDIA, INC.
                 (Name of small business issuer in its charter)


           MINNESOTA                       3842                  41-1923885
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               501 EAST HIGHWAY 13
                           BURNSVILLE, MINNESOTA 55337
                                 (612) 890-1123

             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

                                JOSEPH A. MARINO
                                  CARDIA, INC.
                               501 EAST HIGHWAY 13
                           BURNSVILLE, MINNESOTA 55337
                                 (612) 890-1123

            (Name, address and telephone number of agent for service)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                                 PATRICK DELANEY
                               JEFFREY N. SAUNDERS
                           LINDQUIST & VENNUM P.L.L.P.
                                 4200 IDS CENTER
                             80 SOUTH EIGHTH STREET
                              MINNEAPOLIS, MN 55402

                            ------------------------

Approximate date of commencement of proposed sale to the public: AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                            ------------------------

If this form is filed to register additional securities, for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of earlier effective Registration Statement for the same offering: [ ]

If this form is a post-effect amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

======================================= ================== ==================== ===================== ==================
                                                                 PROPOSED         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE    AMOUNT TO BE      MAXIMUM OFFERING     AGGREGATE OFFERING      AMOUNT OF
              REGISTERED                    REGISTERED        PRICE PER UNIT            PRICE          REGISTRATION FEE
--------------------------------------- ------------------ -------------------- --------------------- ------------------
Common stock, $0.01 par value                500,000              $0.01                $5,000             $75.17(1)
======================================= ================== ==================== ===================== ==================
Common stock, underlying rights              500,000              $1.00               $500,000             $139.00
 $0.01 par value
======================================= ================== ==================== ===================== ==================
Rights(2)                                    500,000               -(3)                 -(3)                 -(3)
======================================= ================== ==================== ===================== ==================

(1) Computed based on the book value of the net assets as of September 30, 1998 contributed to the Registrant in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended.
(2) One non-transferable right to purchase one share of common stock will be issued for each share of common stock outstanding. The rights will not be transferable.
(3) Pursuant to Rule 457(g)(3), no separate registration fee is required with respect to the rights.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                         -------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 2, 1999


DISTRIBUTION AND
 RIGHTS OFFERING
   PROSPECTUS

                                  CARDIA, INC.

                 DISTRIBUTION OF 375,000 SHARES OF COMMON STOCK

                RIGHTS OFFERING OF 500,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE


Cardia, Inc.                             We develop, manufacture and intend to
501 East Highway 13                      market transcatheter closure devices
Burnsville, Minnesota 55337              for the repair of certain cardiac
(612) 890-1123                           defects in children and adults. Our
                                         products are intended to reduce the
                                         need for open heart surgery to correct
                                         certain cardiac defects.

Applied Biometrics, Inc. will             This is the first time Cardia common
distribute one share of Cardia, Inc.      stock will be owned by anyone other
common stock for every 11.563 shares      than Applied Biometrics, Inc., and no
of Applied Biometrics, Inc. common        public market currently exists for our
stock held as of January 25, 1999.        shares. We expect our shares to be
                                          traded on the over-the-counter market
                                          under the trading symbol "CRDI."


Every person who is a Cardia, Inc.        The price in the rights offering may
shareholder immediately after the         not reflect the market price of our
distribution will receive the             shares after the rights offering. The
nontransferable right to purchase one     rights offering is will not be
additional share of Cardia common         completed unless a minimum of 400,000
stock for each share of Cardia common     shares are subscribed for; our Chief
stock he or she owns at a price of        Executive Officer has guaranteed he
$1.00 per share.                          will purchase the number of
                                          unpurchased shares, if any, necessary
                                          to insure the minimum is reached. The
                                          rights offering expires on
                                          _________________, 1999.


                          ----------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

                          ----------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

NO PERSON IS AUTHORIZED BY CARDIA TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                          ----------------------------


              The date of this Prospectus is _______________, 1999.

                          ----------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Applied Biometrics, Inc. or Cardia, Inc. This prospectus does not constitute an offer to sell or solicitation of an offer to purchase by any person in any jurisdiction in which such offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                            ------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary.........................................................    1
Risk Factors...............................................................    5
Use of Proceeds............................................................   11
Dividend Policy............................................................   11
Capitalization.............................................................   12
Dilution...................................................................   13
Management's Plan of Operation.............................................   14
Business...................................................................   15
Property...................................................................   19
Legal Proceedings..........................................................   19
Available Information......................................................   20
Management.................................................................   21
Principal Shareholders.....................................................   24
Certain Transactions.......................................................   26
The Distribution...........................................................   27
The Rights Offering........................................................   28
Material United States Federal Tax Considerations..........................   31
Description of Securities..................................................   33
Shares Eligible for Future Sale............................................   34
Plan of Distribution.......................................................   35
Independent Accountants....................................................   35
Legal Matters..............................................................   36
Index to Financial Statements..............................................  F-1

                            ------------------------

         Until ____________, 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                1,000,000 SHARES



                                  CARDIA, INC.




                                  COMMON STOCK






                            ------------------------

                                   PROSPECTUS

                            ------------------------








                            __________________, 1999

                               PROSPECTUS SUMMARY

         We summarize in the following pages the most important terms of the distribution and the rights offering. You should read the entire prospectus, including the section titled "Risk Factors" which discusses the risks of this investment, before making any investment decisions.


                                THE DISTRIBUTION


         Applied Biometrics, Inc., a Minnesota corporation, will distribute a dividend of shares of the common stock of Cardia, Inc., a Minnesota corporation, to the shareholders of ABI as a dividend. We describe the distribution in more detail below:


         DISTRIBUTING ENTITY. Applied Biometrics, Inc., a Minnesota corporation.


         SHARES TO BE DISTRIBUTED. Approximately 375,000 shares of common stock of Cardia will be distributed to the shareholders of ABI. These shares represent 75% of the outstanding shares of Cardia common stock. Concurrent with the distribution Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, will purchase 25% of the outstanding shares of Cardia common stock at a price of $1.00 per share, which is equal to the subscription price in the rights offering described below.


         DISTRIBUTION RATIO. One share of Cardia common stock will be distributed to each ABI shareholder for every 11.563 shares of ABI common stock held on the record date. Fractional shares will be rounded to the nearest whole share. No payment need be made by, or will be accepted from, ABI shareholders for Cardia common stock. Furthermore, ABI shareholders will not be required to surrender or exchange ABI common stock to receive Cardia common stock.


         BACKGROUND OF THE DISTRIBUTION. Cardia has been formed to pursue the further development and commercialization of certain transcatheter closure devices used for the repair of certain cardiac defects. The closure device business is very different from ABI's cardiac output measurement business. The primary purposes of the distribution are to enable ABI to conserve its liquid assets to continue to pursue its cardiac output measurement business, to enable Cardia to raise immediately needed working capital through the rights offering of its common stock which will immediately follow the distribution, and to permit ABI's shareholders to participate in both companies. An independent committee of ABI's Board of Directors was appointed to determine all issues related to the distribution and rights offering. The independent committee concluded that the distribution was fair and reasonable and in the best interests of ABI and its shareholders. See "Certain Transactions - Background and Valuation of the Distribution."

         BUSINESS STRATEGY OF CARDIA. Cardia is currently marketing and selling a cardiac closure device on an experimental basis in Europe. Cardia is also focusing significant efforts on a second cardiac closure device which Cardia believes will address a larger market than the market addressed by its existing experimental device. Initial development, testing and regulatory approval efforts will take place in Europe. See "Business."

         INITIAL ASSETS OF CARDIA. The initial assets of Cardia will consist of inventory, accounts receivable, fixed assets, intellectual property relating to the closure device business and cash of $125,000. Following the distribution and the rights offering, the minimum beginning shareholders' equity of Cardia will be $670,403. See "Capitalization."


         RECORD DATE. Close of business on January 25, 1999.


         DISTRIBUTION DATE. As soon as practicable after the effective date of this prospectus.

         DISTRIBUTION AGENT. Norwest Bank Minnesota, N.A.


         AFTER THE DISTRIBUTION. After the distribution, Cardia will be an independent publicly held company which will continue to conduct its business as described in this prospectus. ABI shareholders will own 74.5% and Joseph A. Marino will own 25.5% (including shares to be distributed with respect to shares of ABI common stock beneficially owned by Mr. Marino), respectively, of the outstanding shares of Cardia common stock immediately following the distribution.

         FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION. ABI shareholders will not recognize dividend income as a result of the distribution unless the fair market value of the Cardia common stock received in the distribution exceeds the aggregate basis of ABI common stock held by a shareholder immediately before the distribution. ABI will not recognize any income for federal or state income tax purposes by reason of the distribution. See "Material United States Federal Tax Considerations - Federal Income Taxation of the Distribution."



                               THE RIGHTS OFFERING


         Concurrent with the distribution, Cardia will commence a rights offering of its common stock to its shareholders. We describe the rights offering in more detail below:

         RIGHTS. Cardia will distribute to its shareholders rights to purchase an aggregate of approximately 500,000 shares of Cardia common stock, on the basis of one right for each share of Cardia common stock held by a shareholder immediately after the distribution. Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia has advised Cardia that he intends to exercise his rights to purchase an aggregate of 127,522 shares of Cardia common stock and up to an additional 272,478 shares of Cardia common stock pursuant to the standby subscription guaranty discussed below.

         RIGHTS RECORD DATE. The rights record date will be January 26, 1999. The rights subscription certificates will be mailed to Cardia shareholders as soon as practicable after the effective date of this prospectus.


         BASIC SUBSCRIPTION PRIVILEGE. Rights holders are entitled to purchase one share of Cardia common stock for each right held at the subscription price of $1.00.


         OVER-SUBSCRIPTION PRIVILEGE. Each holder of a right who elects to exercise his or her basic subscription privilege in full may also subscribe, at the subscription price, for those shares remaining unissued after satisfaction of all subscriptions pursuant to the basic subscription privilege, if any. The number of shares which may be subscribed for by a holder pursuant to the oversubscription privilege may be any number of shares up to the number of shares purchased by that holder pursuant to his or her basic subscription privilege. See "The Rights Offering-Subscription Privileges" and "Plan of Distribution."


         STANDBY SUBSCRIPTION GUARANTY. Mr. Marino has provided Cardia a standby subscription guaranty to subscribe, at the subscription price, for shares remaining unissued after satisfaction of all subscriptions pursuant to the basic subscription privilege and the oversubscription privilege, if any. This guaranty is applicable only if less than 400,000 shares are subscribed for, and is limited to that number of shares necessary to reach subscriptions for an aggregate of 400,000 shares. See "The Rights Offering-The Rights" and "Plan of Distribution."

         SUBSCRIPTION PRICE. The subscription price for each share of Cardia common stock is $1.00 in cash.

         TRANSFERABILITY OF RIGHTS. The rights are not transferrable.

         EXPIRATION DATE. The expiration date will be _____________, 1999, unless extended by the Board of Directors of Cardia. See "The Rights Offering-Expiration Date." After the expiration of the rights offering, the rights will expire and have no value.


         SUBSCRIPTION AGENT. Norwest Bank Minnesota, N.A.

         RESULTS OF THE RIGHTS OFFERING. If the minimum of 400,000 shares of Cardia common stock are purchased in the rights offering, Cardia will have 900,000 shares outstanding. If the maximum of 500,000 shares of Cardia common stock are purchased, Cardia will have 1,000,000 shares outstanding. Joseph A. Marino will beneficially own a minimum of 255,044 shares following the rights offering. Mr. Marino's maximum ownership will depend on the number of shares purchased by others in the rights offering and the resulting obligation of Mr. Marino to purchase shares pursuant to his standby subscription guaranty.

         FEDERAL INCOME TAX CONSEQUENCES OF RIGHTS OFFERING. Holders of Cardia common stock will not recognize taxable income for federal income tax purposes in connection with the receipt of the rights. See "Material United States Federal Tax Considerations - Federal Income Taxation of the Rights Offering."

                                  RISK FACTORS

         INVESTING IN CARDIA'S COMMON STOCK IS RISKY. YOU SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF YOUR INVESTMENT. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO EXERCISE THE RIGHTS AND INVEST IN CARDIA'S COMMON STOCK.


WE ARE A DEVELOPMENT STAGE IMPLANTABLE MEDICAL DEVICE COMPANY AND DO NOT HAVE AN OPERATING HISTORY ON WHICH TO EVALUATE OUR BUSINESS AND PROSPECTS

Cardia is an implantable medical device company in the development stage. This is particularly significant because the implantable medical device industry is a market in which there is an increasing number of companies, intense competition, and a high failure rate. We have no significant operating history which you may use to evaluate our business and prospects. Our prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by implantable medical device companies in an early stage of development. There can be no assurance that we will be able to complete our products under development, that those products will be approved for marketing, that those products will be accepted in the marketplace, or that those products can be sold at a profit. Consequently, an investment in our common stock is highly speculative. We do not guaranty any return on an investment in our common stock.

THERE IS NO ESTABLISHED MARKET FOR OUR PRODUCTS

The closure devices Cardia is currently developing are completely new methods of treating cardiac defects and have not been widely tested. Open heart surgery has been the standard treatment for these defects for many years. We cannot assure that we will be able to establish a market for our closure devices under development or that the market will be significant. If we are not able to establish a significant market, we may not become profitable.

FAILURE TO COMPLY WITH THE EXTENSIVE REGULATIONS IMPOSED BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR BUSINESS

In the United States, our closure devices are considered to be medical devices, and they require clearance or approval by the United States Food and Drug Administration before commercial sales can be made in the United States. The FDA also imposes post-marketing controls on us and our products. If we fail to meet these extensive FDA requirements, we and our employees could be exposed to significant restrictions and penalties. Failure to meet FDA requirements could also cause us to experience reduced revenues and possible losses. See "Business-Government Regulation."

EXPORT AND IMPORT REGULATIONS COULD DELAY OR INHIBIT OUR ABILITY TO SELL OUR PRODUCTS IN FOREIGN COUNTRIES


If we sell our medical devices outside the United States or Europe, we will be subject to United States export requirements and foreign regulatory requirements. Each country, other than members of the European Union, has different legal restrictions on the sale of imported medical devices. These restrictions may expose us to requirements and time frames that are very different from those applicable in the United States and Europe. We cannot guaranty that we will be able to obtain regulatory approvals or clearances for the sale of our products under development in foreign countries. See "Business-Government Regulation."

WE HAVE A HISTORY OF OPERATING LOSSES


Our business incurred a net operating loss of $457,866 in fiscal year 1997. Through September 30, 1998 we have incurred a net loss of approximately $614,367. As of September 30, 1998, our cumulative losses since inception are $1,072,233. Our losses have resulted principally from expenses incurred in research and development and general, selling and administrative expenses. These expenses have exceeded our revenues. Because these losses were incurred prior to the time Cardia was incorporated, they are not reflected on our balance sheet.


OUR FUTURE PROFITABILITY IS UNCERTAIN


We have generated minimal revenues from the sale of our products under development and we can not guaranty that we will be able to generate significant revenues in the future. We expect our operating losses to continue for the near future as our research and development, sales and marketing activities, and operations continue. Our ability to achieve profitability depends upon our ability to obtain necessary government approvals, develop our sales and marketing capacity, and successfully market and sell our products, none of which can be assured. It is uncertain when we will become profitable. See "Management's Plan of Operation."


INSURANCE REIMBURSEMENT FOR OUR PRODUCTS IS UNCERTAIN


Our ability to successfully commercialize our products under development depends in part on obtaining adequate reimbursement for such products from government and private health care insurers (including health maintenance organizations and other third-party payors). Physicians' decisions to recommend products such as ours are likely to be heavily influenced by the scope and extent of reimbursement for such products by third-party payors. Government and private third-party payors are increasingly attempting to contain health care costs by limiting both the extent of coverage and the reimbursement rate for new treatment products. In particular, services which are determined to be investigational in nature or which are not considered "reasonable and necessary" for treatment may be denied reimbursement coverage. If adequate reimbursement coverage is not available from insurers or third-party payors, it is uncertain whether individuals will elect to directly pay for our products under development. If insurers or third-party payors and individuals are unwilling to pay for our products under development, then our potential revenue and earnings will be significantly decreased or eliminated.


OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY IS UNCERTAIN


Our success will partly depend on our ability to obtain patent protection for our products in the United States and in other countries. In addition, our success will also depend on our ability to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that our patent applications will ever be issued as patents or that the claims of any issued patents will afford meaningful protection for our technology or products under development. Furthermore, others may develop similar products which avoid infringing upon, or conflicting with, our patents or patent applications. In addition, there can be no assurance that any patents issued to us will not be challenged and subsequently narrowed, invalidated or circumvented.

We also rely on unpatented proprietary technologies. We rely on confidentiality agreements with our employees and consultants to protect such proprietary technologies. There can be no assurance that we can adequately protect our rights to such unpatented proprietary technologies, that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to our proprietary technologies or disclose such technologies. See "Business - Patents, Trademarks and Proprietary Rights."


OUR PATENTS MAY CONFLICT WITH PATENTS GRANTED TO OTHER PARTIES

Our products under development may also conflict with patents which have been or may be granted to others. As the medical device industry expands and more patents are filed and issued, the risk increases that our products under development may give rise to a declaration of interference by the Patent and Trademark Office, or to claims of patented infringement by other companies, institutions, or individuals. Such entities or persons could bring legal proceedings against us seeking damages or seeking to enjoin us from testing, manufacturing or marketing our products under development. Patent litigation is costly, and even if we prevail, the cost of such litigation could have an adverse effect on us. If the other parties in any such actions are successful, in addition to any liability for damages, we could be required to cease the infringing activity or obtain a license. Such a license may not be available to us on acceptable terms, if at all. If we fail to obtain a license to any technology that we require to commercialize our products under development we could experience an adverse effect on our business, financial condition, potential revenues and earnings. See "Business - Patents, Trademarks and Proprietary Rights."

TECHNOLOGICAL CHANGES MAY RESULT IN OBSOLESCENCE OF OUR PRODUCTS


Market acceptance and sales of our products under development may also be adversely affected by technological change. It is uncertain whether our competitors will succeed in developing products that are less expensive or more effective than our products under development. Further, it is uncertain whether such developments may render our technology or products under development less competitive or obsolete.


WE HAVE LIMITED MARKETING AND SALES EXPERIENCE


We currently have a very limited sales and marketing organization. We are in the process of developing additional sales and marketing resources. We can not guaranty, however, that we will be able to build a direct sales force or marketing organization, that, if established, such organization will be cost effective, or that our sales and marketing efforts will be successful. We also can not guaranty that we will be able to enter into agreements with distributors or collaborative arrangements on a timely basis or at all. We also can not guaranty that distributors or collaborators will devote adequate resources to selling our products under development. If we fail to build an effective sales and marketing organization or to establish effective distribution or collaborative relationships, we will experience a material adverse effect on our business, financial condition, and potential revenues and earnings.


WE HAVE LIMITED MANUFACTURING EXPERIENCE


We must manufacture our products under development in accordance with regulatory requirements, in commercial quantities, at appropriate quality levels and at acceptable costs if we are to be successful. We have not yet been required to produce our closure devices in large quantities at competitive costs. There can be no assurance that we will be able to do so. If we receive governmental approval to widely market our closure devices, there can be no assurance that we will be successful in making the transition to commercial production of these products.


WE HAVE SIGNIFICANT PRODUCT LIABILITY EXPOSURE


Our business exposes us to significant potential liability risks inherent in the use of implantable medical devices. It is uncertain whether liability claims will be asserted against us. We have product liability insurance which we believe provides coverage for the application and use of our products under development. It is uncertain whether we will be able to maintain such insurance on acceptable terms. Any insurance obtained may not provide adequate coverage against potential liabilities. A liability claim, even one without merit, could result in significant legal defense costs which would increase our expenses, lower our potential earnings and even result in losses.


WE DEPEND ON KEY PERSONNEL


Because of the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified management, scientific and technical personnel. We will also depend on our ability to hire qualified marketing and sales personnel. Competition for scientific, marketing and sales personnel is intense. Loss of the services of Mr. Marino could adversely affect the operation of our Company and our research and development programs, and could impede the achievement of our business objectives. We do not currently maintain key man life insurance on any of our personnel. There can be no assurance that we will be successful in hiring or retaining qualified personnel. The loss of key personnel, or our inability to hire and retain qualified personnel, could have a material adverse effect on our business, financial condition, and potential revenues and earnings.


SOME OF OUR SENIOR MANAGEMENT WILL NOT BE DEVOTING ALL OF THEIR TIME TO OUR BUSINESS


Joseph A. Marino, our Chief Executive Officer, and Peter Buonomo, our Vice President, will be splitting their time between ABI and Cardia for an indefinite period of time following the distribution and the rights offering. This time sharing arrangement means that our senior management will not be devoting their entire efforts to our business for an undetermined period, which could result in conflicts of interest and could adversely affect the operation of Cardia. See "Business-Time Sharing of Executives.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR COMMON STOCK


Prior to the distribution, there has been no public market for our common stock. There can be no assurance that an active trading market for our common stock will develop or be sustained after the distribution or the rights offering.


IT IS POSSIBLE THAT OUR COMMON STOCK PRICE WILL BE VOLATILE

The stock market has, from time to time, experienced extreme price and volume fluctuations which have particularly affected the market prices for emerging medical device companies and which have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of our common stock. Following periods of volatility in the market price of a company's stock, securities class action litigation has sometimes occurred against the issuing company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse affect on our potential revenues and earnings. Any adverse determination in such litigation could also subject us to significant liabilities.

WE ARE SUBJECT TO ANTI-TAKEOVER LAWS; CERTAIN PROVISIONS OF OUR ARTICLES MAY HAVE AN ANTI-TAKEOVER EFFECT

The effect of certain provisions of the Minnesota Business Corporation Act and the ability of our Board of Directors to issue preferred stock without shareholder approval may have the effect of delaying or preventing a change in control or merger of Cardia which could operate to the detriment of our shareholders. See "Description of Securities - Undesignated Preferred Stock and
- Minnesota Antitakeover Law."


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. When used in this prospectus, the words or phrases "believes," "anticipates," "expects," "intends," estimates" or similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward looking statements involve risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause our actual results to differ materially from projections include, but are not limited to, those discussed in "Risk Factors," "Management's Plan of Operation" and "Business," as well as those discussed elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We do not intend to update any forward-looking statements.

                     USE OF PROCEEDS OF THE RIGHTS OFFERING


         The net proceeds to be received by Cardia from the rights offering depend on the number of rights exercised. The net proceeds to Cardia will be $500,000 if the maximum number of rights are exercised and $400,000 if the minimum number of rights are exercised, exclusive of the $125,000 invested in Cardia by Mr. Marino. The aggregate proceeds from the rights offering will, in the following priority, be used to fund research and development activities, for selling, general and administrative expenses, capital equipment, and working capital needs. We will invest any balance of the proceeds in short-term high quality commercial paper until used for general corporate and working capital purposes.


         The following table sets forth the estimated use of proceeds if the minimum and maximum number of shares are sold in the rights offering:


                                         Minimum(1)          Maximum
                                         ----------          -------
Research and development                  $150,000          $200,000
Selling, general and administrative        150,000           150,000
expenses
Capital equipment                           30,000            60,000
Working capital                             70,000            90,000
                                          --------          --------
                 TOTAL                    $400,000          $500,000
                                          --------          --------
----------------

(1) Joseph A. Marino has provided a standby subscription guaranty to Cardia which guarantees that the minimum number of rights will be exercised.


                                 DIVIDEND POLICY

         Cardia has never declared or paid a cash dividend on its common stock. Cardia currently intends to retain any earnings for use in the operation and expansion of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION


         At September 30, 1998, Cardia had a pro forma net tangible book value of $182,903, including Mr. Marino's investment of $125,000, or $0.37 per share of common stock outstanding. The following table sets forth the pro forma capitalization of Cardia as of September 30, 1998 and as adjusted to reflect the sale by Cardia of the minimum 400,000 shares and the maximum 500,000 shares of its common stock pursuant to the Rights offering at a subscription price of $1.00 per share, and the anticipated use of the net proceeds therefrom. See "Use of Proceeds."


                                                             September 30, 1998
                                                --------------------------------------------
                                                                As Adjusted     As Adjusted
                                                Pro forma(1)    (minimum)(2)    (maximum)(3)
                                                ------------    ------------    ------------
Shareholders' Equity:
  Common stock, $0.01 par value;
  10,000,000 shares authorized;
  500,000 shares issued and outstanding;
  900,000 shares and 1,000,000 shares
  as adjusted ................................. $  5,000          $  9,000       $ 10,000

  Additional paid-in capital...................  265,403           661,403        760,403
  Accumulated deficit..........................       -                 -              -
                                                --------          --------       --------
     Total shareholders' equity                  270,403           670,403        770,403
                                                --------          --------       --------
     Total capitalization                       $270,403          $670,403       $770,403
                                                ========          ========       ========

----------------

(1) Includes the investment of $125,000 by Mr. Marino, which will occur immediately prior to the distribution.

(2) Assumes the issuance of the minimum of 400,000 shares of Cardia common stock pursuant to the rights offering at a price of $1.00 per share.

(3) Assumes the issuance of the maximum of 500,000 shares of Cardia common stock pursuant to the rights offering at a price of $1.00 per share.

                                    DILUTION


         As of September 30, 1998, the pro forma net tangible book value of Cardia, which is made up of total assets, excluding intangible assets, less total liabilities, was $182,903 or $0.37 per share of Cardia common stock outstanding following the distribution, without giving effect to the sale of shares of Cardia common stock offered in the rights offering, but giving effect to Mr. Marino's investment of $125,000.

         Assuming the sale of the maximum 500,000 shares of Cardia common stock in the rights offering, the pro forma net tangible book value of the Cardia common stock held by Cardia shareholders immediately after the rights offering would be increased by $0.31 per share without any additional investment on their part (excluding the exercise of rights), and the persons exercising the rights, who would then own an additional 500,000 shares of Cardia common stock, would experience an immediate dilution of $0.32 per share. Assuming the sale of the minimum 400,000 shares of Cardia common stock, the pro forma net tangible book value of the Cardia common stock held by Cardia shareholders immediately after the rights offering would be increased by $0.28 per share without any additional investment on their part, excluding the exercise of rights, and the persons exercising the rights, who would then own an additional 400,000 shares of Cardia common stock, would experience an immediate dilution of $0.35 per share.


         The following table illustrates the changes in pro forma net tangible book value of Cardia common stock outstanding immediately following the distribution and the dilution that would be experienced by persons exercising the rights, without giving effect to the results of operations after September 30, 1998:

                                                                         minimum        maximum
                                                                         -------        -------
         Price paid per share in the rights offering                       $1.00          $1.00

         Net tangible book value per share before offering                 $0.37          $0.37

         Increase in net tangible book value per share resulting
                  from offering                                            $0.28          $0.31

         Pro forma net tangible book value per share after offering        $0.65          $0.68

         Dilution per share to investors in this offering                  $0.35          $0.32

         The following table summarizes, as of September 30, 1998, the differences between the shareholders of Cardia immediately following the distribution and investors exercising the rights with respect to Cardia common stock ownership, the total consideration paid and the average consideration paid per share:

                                         Shares Purchased       Total Consideration
                                         ----------------       -------------------        Average
                                                                                        Consideration
                                       Number       Percent     Amount      Percent       Per Share
                                       ------       -------     ------      -------       ---------
Minimum
-------
Current Shareholders                   500,000       55.6%     $182,903      31.4%          $0.37
New Investors                          400,000       44.4%      400,000      68.6%          $1.00
                                                    ------     --------     ------
         Total                         900,000      100.0%     $582.903     100.0%
                                       =======      ======     ========     ======

Maximum
-------
Current Shareholders                   500,000       50.0%     $182.903      26.8%          $0.37
New Investors                          500,000       50.0%      500,000      73.2%          $1.00
                                       -------      ------     --------     ------
         Total                       1,000,000      100.0%     $682,903     100.0%
                                     =========      ======     ========     ======

                         MANAGEMENT'S PLAN OF OPERATION


         Cardia's initial liquidity will consist of cash of approximately $625,000, including Mr. Marino's initial investment of $125,000, assuming the maximum number of rights are exercised in the rights offering. Management currently expects this cash to be used as set forth above under the caption "Use of Proceeds." The available liquidity will fund Cardia's operations for an estimated period of six to eight months, assuming Cardia receives no revenues from the sale of its closure devices, at which time Cardia intends to raise additional capital through the issuance of equity or debt securities or through bank debt, or a combination of these means. There can be no assurance, however, that additional capital will be available to Cardia or available on terms acceptable to Cardia.

         ABI acquired certain developed and certain in-process technology relating to transcatheter closure devices for cardiac defects in November of 1997. Since the acquisition, ABI has continued to conduct research and development on closure devices, based on the in-process technology. Cardia plans to continue research and development, as well as clinical trials for its closure devices. These research and development activities will include further improvements of the acquired technology, continued testing and improvement of the closure device technology Cardia has developed, and investigation of modified devices for new applications. Cardia will perform animal pilot trials on those devices which appear to be the most promising. Cardia expects to spend approximately $100,000 to $200,000 to complete development of its existing closure devices during 1999. Cardia currently expects that it will be in a position to commence commercial sales of its closure devices in Europe following receipt of certain regulatory certifications, which is anticipated to be received during the second half of 1999. Although Cardia believes its in-process technology has substantial advantages over the technology used in competitive closure devices, there can be no assurance that Cardia will successfully complete development of its technology.


         Cardia does not expect to make material capital investments in plant or equipment during 1999. Cardia expects to add between four and six full-time employees during 1999. Those additional personnel will not be added, however, unless business growth justifies additional employees. Cardia expects to spend between $600,000 and $700,000 on selling, marketing and general administrative salaries and overhead during 1999. The majority of these expenditures will relate to Cardia's sales and marketing activities. These expenditures are not currently fixed costs and the amount spent during 1999 will depend largely on the performance and growth of Cardia's business during the next twelve months. Accordingly, Cardia will be able to adjust these expenses based on revenues and cash flows.

                                    BUSINESS

GENERAL


         Cardia, Inc. was formed in October of 1998 as a subsidiary of ABI. Cardia intends to develop, manufacture and market transcatheter closure device products for the repair of certain cardiac defects. These products are based, in part, on certain intellectual property rights ABI acquired from Bernhard Schneidt and Dr. Rainer Schrader in November of 1997.


PRODUCTS


         Transcatheter closure devices are an entirely new family of small, implantable devices which are delivered through a catheter inserted into a major blood vessel to permanently repair certain cardiac defects in children and adults. The procedure is performed in a cardiac cathlab and is intended to reduce the need for open heart surgery, which is currently the accepted method of repairing these defects. Cardia is in the initial stages of developing these closure devices. Cardia hopes to develop a product family that will be capable of providing an effective, nonsurgical method of correcting a variety of cardiac defects. Cardia believes its closure devices offer certain advantages over transcatheter closure devices offered by its competitors.

         Cardia is currently marketing and selling a device for the closure of a cardiac defect known as patent ductus arteriosus. This defect is an abnormal passage between two major vessels of the heart and is generally corrected in children. Cardia is marketing and selling a device for the closure of this pediatric defect on an experimental basis in Europe only. Cardia is also currently focusing significant development and regulatory approval efforts on a closure device for the correction of another cardiac defect known as patent foramen ovale. The foramen ovale defect is an abnormal passage between the right and left chambers of the heart and is generally corrected in adults. One product variant has already been sold in Germany as an experimental device for the pediatric defect. That product has been implanted successfully in over 150 human cases on an experimental basis. Cardia expects to complete enhancements to its pediatric device in the near future and intends to begin marketing and distributing the product in Europe after certain regulatory requirements have been met.

         Since the purchase of its closure device technology, Cardia has effected minimal sales of its pediatric device, and Cardia has turned its focus to the adult device. During 1998, that product was implanted successfully in over 30 human cases on an experimental basis. Cardia is currently collecting data from follow-up examinations of patients who have received Cardia's closure devices. Follow-up data is extremely limited to date. Cardia is aware of fractures or bends that have occurred in certain metal components of its own and closure device products of other manufacturers. Such fractures and bends, however, are not generally regarded as having significant potential for clinical risks for patients or as having the potential to cause regulatory approval delays. Cardia intends to develop its products in a manner designed to avoid such problems in the future.


CARDIA'S STRATEGY


         Cardia is currently developing two transcatheter closure device products, one for the pediatric defect market and one for the adult defect market. Cardia's pediatric closure device is currently being marketed on an experimental basis in Germany and Switzerland. Cardia is currently seeking the necessary regulatory approval to market this device on a broader basis in additional European Union countries. Cardia intends to commence the process for pursuing FDA approval in the United States following regulatory approval in Europe, if obtained.

         Cardia estimates that the market for adult closure devices is significantly larger than the market for pediatric closure devices. Cardia, therefore, intends to focus most of its resources during the next twelve months on continuing to develop, test and pursue regulatory approval to market and sell its adult line of closure devices in Europe and the United States.

         Initial development and testing efforts are focused on the European market, where Cardia has received certain certifications and has commenced the process for obtaining additional required certifications for its pediatric and adult products. These certifications are required for the general sale of medical devices in Europe. Cardia anticipates receiving the necessary certifications during the second half of 1999. Cardia is currently selling its pediatric and adult devices on a very limited basis in Germany and Switzerland in reliance on an experimental device process that is restrictive, costly and time consuming. If it obtains the additional required certifications, Cardia expects to expand its marketing and sales endeavors for its closure devices to other European countries. These certifications would allow Cardia to expand its marketing efforts in Europe and would reduce the cost and complexity of the marketing and sales process. There can be no assurance that Cardia will be able to obtain the additional required certifications.


         Cardia has not determined when it will commence the process to pursue FDA approval for its products under development. It does not currently intend, however, to pursue FDA approval until it has completed its clinical testing and certification processes in Europe. There can be no assurance that Cardia will be able to obtain FDA approval for any of its products under development.

MARKETING, SALES AND DISTRIBUTION


         Cardia believes its closure devices under development will have a broad range of applications for the closure of congenital and acquired cardiac defects. Cardia's pediatric closure device has the potential to reduce the need for open heart surgery as the method of closure in many of the nearly 14,000 cases annually in the United States and Europe. Cardia also believes that the adult cardiac defect, which may be a cause of paradoxical or otherwise inexplicable strokes, represents an even larger market for the prevention of recurring embolic events. Cardia estimates that, as a result of the recent development of an accurate test for detecting adult cardiac defects in victims of paradoxical strokes, there may be more than 250,000 adult closure cases annually in the United States and Europe. There is, however, no current consensus on the size of the adult closure market.

         Cardia's initial full-scale marketing and sales efforts will commence in Europe immediately following Cardia's receipt of all necessary certifications. Sales and distribution efforts in European countries will be conducted through either a direct sales force or specialized distributors, depending on the country. Cardia expects to use a direct sales force in the United States when sales are permitted.

         Cardia intends to create a market for its adult closure device by focusing on neurologists and cardiologists. Neurologists are important to the process because they are often the medical professionals who first see victims of paradoxical strokes. If a neurologist determines, via testing, that a cardiac defect is the cause of a paradoxical stroke and should be closed, the patient is referred to a cardiologist. Cardia's adult closure device is implanted by a cardiologist in a cathlab, using standard catheterization procedures. The implantation procedure is minimally invasive, and the patient can usually be sent home within twenty-four hours. Cardia's goal is to demonstrate to neurologists and cardiologists that its closure device products under development are a safe, effective, minimally invasive alternative to open heart surgery.


RESEARCH AND DEVELOPMENT


         Cardia's ongoing plans for research and development for its pediatric and adult closure devices include further improvements of the acquired technology and investigation into modified devices for new applications. Cardia will perform animal pilot trials on those devices which appear to be the most promising. Cardia expects to spend approximately $100,000 to $200,000 to complete development of its existing closing device devices during 1999.


COMPETITION


         Cardia's competitors in the cardiac defect closure field are believed to be small to medium sized companies, the most prominent of which are Nitinol Medical Technologies, Inc. located in Boston, Massachusetts, and AGA Medical Corporation and Microvena, Corp., both located in Minneapolis, Minnesota. Cardia believes that one or more of these companies is in clinical trials with closure devices that would compete with Cardia's closure devices. Cardia's competitors may have greater resources and be able to penetrate the transcatheter closure device market in Europe and the United States sooner than Cardia. Although Cardia believes its closure devices are based on sound and competitive technology, there can be no assurance that

Cardia's present products will be able to compete successfully with existing or future competitive products or that Cardia will be able to develop or acquire additional products or otherwise effectively respond to new products or technological advances developed by competitors. If Cardia fails to effectively penetrate markets sooner than its competitors or to successfully compete with existing or future products or technologies Cardia's anticipated revenues and earnings could be significantly reduced or eliminated.


GOVERNMENT REGULATION


         Government regulation in the United States and other countries is a significant factor in the development and marketing of Cardia's products and in Cardia's ongoing manufacturing and research and development activities. Cardia and its products are regulated by the FDA under a number of statutes, including the Federal Food, Drug and Cosmetic Act.

         Under the Federal Food, Drug and Cosmetic Act, medical devices are categorized into one of three classes, Class I, II or III, on the basis of the controls deemed necessary to reasonably ensure their safety and effectiveness. Class I devices are subject to the least extensive controls, as the safety and effectiveness reasonably can be assured through general controls such as labeling, premarket notification and adherence to the FDA's good manufacturing practices. For Class II devices, safety and effectiveness can be assured through the use of special controls, such as performance standards, post market surveillance, patient registries and FDA guidelines. Class III devices, which are life-sustaining or life-supporting implantable devices, or new devices which have been found not to be substantially equivalent to legally marketed devices, require the highest level of control, generally requiring premarket approval by the FDA to ensure their safety and effectiveness. All companies subject to FDA regulation must comply with a variety of rules, including the FDA's good manufacturing practices regulations, and are subject to periodic inspections by the FDA and other applicable agencies. If the FDA believes that its regulations have not been fulfilled, it may implement extensive enforcement powers which were strengthened by the enactment of the Safe Medical Devices Act of 1990. The FDA's powers include, but are not limited to, the ability to ban products from the market, prohibit the operation of manufacturing facilities and effect recalls of products from customer locations.

         If a manufacturer or distributor of medical devices can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a Class III medical device for which the FDA has not required a premarket approval application, the manufacturer or distributor may seek FDA marketing clearance for the device by filing a 510(k) notification. Following submission of the 510(k) notification, the manufacturer or distributor may not place the device into commercial distribution in the United States until an order has been issued by the FDA. The FDA's target for issuing such orders is within 90 days of submission, but the process can take significantly longer. The order may declare the FDA's determination that the device is "substantially equivalent" to another legally marketed device and allow the proposed device to be marketed in the United States. The FDA may, however, determine that the proposed device is not substantially equivalent or may require further information, such as additional test data, before making a determination regarding substantial equivalence. Cardia, however, does not believe that its closure device products under development are substantially equivalent to another legally marketed device.

         If a manufacturer or distributor of medical devices cannot establish that a proposed device is substantially equivalent to another device via the 510(k) process, the manufacturer or distributor must seek premarket approval of the proposed device. A premarket approval application must be submitted, supported by extensive data, including preclinical and clinical trial and follow-up data, to prove the safety and efficacy of the device. Generally, a company is required to obtain an investigative device exemption before it commences clinical testing in the United States in support of a premarket approval application. The FDA monitors and oversees the use and distribution of such "research use only" and "investigational use only" products. Although by statute, the FDA has 180 days to review a premarket approval application once it has been accepted for filing, during which time an advisory committee may also evaluate the application and provide recommendations to the FDA, premarket approval application reviews often extend over a significantly protracted time period, usually 12 to 24 months or longer from filing. Accordingly, there can be no assurance the FDA review of any premarket approval application submitted by Cardia will not encounter prolonged delays or that the data collected and submitted by Cardia in its premarket approval application will support approval.

         Cardia intends to obtain Class III market clearance for its closure devices through the FDA's investigative device exemption/premarket approval application process. It has not yet determined, however, when it intends to file the first investigative device exemption application for US clinical trials.

         The FDA and the Federal Trade Commission have the power to scrutinize labeling and promotional activities. The FDA also imposes post-marketing controls on Cardia and its products, and registration, listing, medical device reporting, post-market surveillance, device tracking and other requirements on medical devices. If Cardia fails to meet these pervasive FDA requirements, or receives adverse FDA determinations regarding Cardia's clinical and preclinical trials, Cardia and its employees could be subject to injunction, prosecution, civil fines, seizure or recall of products, prohibition of sales, or suspension or withdrawal of any previously granted approvals.

         The Federal Food, Drug and Cosmetic Act regulates Cardia's quality control and manufacturing procedures by requiring Cardia and its contract manufacturers to demonstrate compliance with current good manufacturing practices as specified in published FDA regulations. The FDA monitors compliance with good manufacturing practices by requiring manufacturers to register with the FDA, which subjects them to periodic unannounced FDA inspections of manufacturing facilities. The continued marketing of Cardia's products may be adversely affected if violations of applicable regulations are noted during FDA inspections of Cardia's manufacturing facilities or the facilities of its contract manufacturers. Such regulations are subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in regulations or interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect Cardia.

         Sales of medical devices outside of the United States are subject to United States export requirements and foreign regulatory requirements. Legal restrictions on the sale of imported medical devices vary from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ. For countries in the European Union, certification procedures are available for medical devices, the successful completion of which allows the certified devices both to be shipped from the United States and to be placed on the market in all European countries. Medical devices may not be sold in a general manner in Europe unless they display a mark indicating compliance with these procedures. There can be no assurance that Cardia will be able to obtain regulatory approvals or clearances for its products in foreign countries.


         No assurance can be given that the FDA or other regulatory authorities will give, on a timely basis, if at all, the requisite approvals for medical products currently under development by Cardia or that may be developed by Cardia in the future. Even if approvals are received, the process of obtaining clearance to market medical products is costly and time consuming and can delay the marketing and sale of Cardia's products. Further, federal, state, foreign and other regulations regarding the manufacture and sale of medical devices are subject to change. Cardia cannot predict what impact such changes, if any, might have on its business, financial condition or results of operations.

MANUFACTURING AND OPERATIONS


         Cardia manufactures and assembles its closure devices at its facilities in Burnsville, Minnesota. Certain of the components of Cardia's products are manufactured by third party vendors. Cardia has received certification that its manufacturing facilities comply with European standards for quality assurance and manufacturing process control.

         Because Cardia is in the development stage, its business is not currently dependent on one or a few major customers. It is also not currently dependent on a limited number of sources or availability of raw materials to manufacture its products under development.

PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS


         There are several patents relating to Cardia's closure devices. A U.S. patent, two German utility model registrations and a pending European patent application exist for its pediatric closure device. A German utility model application and a Patent Cooperation Treaty patent application have been filed for Cardia's adult closure device. It is the intention of Cardia to file for European and U.S. patents, based upon the Patent Cooperation Treaty patent application, for its adult closure device as well as its other closure devices.


         There can be no assurance that patents will issue on products under development by Cardia or to be developed by Cardia in the future, that the patents issued to Cardia in the past or in the future will be of material benefit, or that Cardia will have sufficient resources to enforce its patent rights. Nor can there be any assurance that Cardia's products do not infringe on patents, copyrights or other proprietary information known or claimed by others, or that others will not successfully utilize part of or all of Cardia's technologies without compensation to Cardia. If Cardia is found to have infringed on the rights of a third party, Cardia may be unable to market its products without a license from such third party. There can be no assurance that Cardia would be able to obtain such a license on satisfactory terms, or at all.

         Cardia also relies for protection of trade secrets and proprietary know-how on its internal security and secrecy measures and on employment and consulting agreements requiring employees and consultants of Cardia to observe the confidentiality of company information and to assign to Cardia inventions developed in the course of work performed for Cardia.

EMPLOYEES


         Cardia will employ two full-time employees and four part-time employees following the distribution. The full-time employees will be engaged in sales and marketing activities. The part-time employees will be engaged in various activities including research and development, manufacturing and general administration. Cardia believes that its relations with its employees are good. None of Cardia's employees is covered by a collective bargaining agreement.



                                    PROPERTY

         Cardia subleases approximately 1,200 square feet of office, manufacturing and warehouse space from ABI at 501 East Highway 13, Suite 108, Burnsville, Minnesota, a suburb of Minneapolis. Cardia believes that its present facilities are in good condition and adequate for its current operations.


                                LEGAL PROCEEDINGS

         Cardia is not a party to any litigation and is not aware of any threatened litigation that would have a material adverse effect on its financial condition or results of operations.

                              AVAILABLE INFORMATION

         Cardia has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Cardia common stock to be issued in the distribution and the rights offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information, reference is made hereby to the registration statement and the exhibits thereto. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the registration statement. Each such statement is qualified in its entirety by such reference. Copies of these documents may be inspected without charge at the principal office of the Commission at 450 5th Street NW, Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, NY 10048, at CitiCorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661, and at 5670 Wilshire Blvd., Suite 1100, Los Angeles, CA 90036, and copies of all or any part thereof may be obtained from the Commission upon payment of the charges prescribed by the Commission. Copies of such documents may also be obtained from the Commission's web site ((http://www.sec.gov).

         Following the distribution, Cardia will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file annual, quarterly and other reports with the Commission. Cardia will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its shareholders in connection with its Annual Meeting of Shareholders.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The directors and officers of Cardia are as follows:

                                               Principal Occupation
Name and Age                                  and Other Directorships
------------                                  -----------------------

Joseph A. Marino                    Chairman, Chief Executive Officer, Treasurer
(47)                                and Director of Cardia since November 1998;
                                    Chairman of Applied Biometrics, Inc. since
                                    1994 and Chief Financial Officer from 1993 to 1996.

Peter Buonomo                       Vice President of Cardia since November
(38)                                1998; Vice President of Sales and Marketing
                                    of Applied Biometrics, Inc. since 1996, Vice
                                    President of Marketing since 1995 and
                                    Director of Marketing from 1994 to 1995.

Patrick Delaney                     Secretary of Cardia since November 1998;
(56)                                Secretary and Director of Applied
                                    Biometrics, Inc. since 1993; Partner in
                                    Lindquist & Vennum P.L.L.P., a Minneapolis law firm which is counsel to Cardia;
                                    practicing lawyer since 1967; Secretary of MTS Systems Corporation; Director of CNS,
                                    Inc. and Community First Bankshares, Inc.


Thomas E. Brust                     Director of Cardia since November 1998;
(40)                                Chairman and Chief Executive Officer of
                                    Micropure Medical, Inc., a medical device manufacturer, since 1992.

Christopher Turnbull                Director of Cardia since January 1, 1999;
(43)                                Director of St. Paul Medical Inc., a
                                    disposable medical device manufacturer,
                                    since 1993; Interim President of Oxboro
                                    Medical International, a medical device
                                    manufacturer, since 1998.

         Mr. Marino and Mr. Buonomo will provide services to both Cardia and ABI for an indefinite period of time following the distribution and the rights offering. Each of Cardia and ABI will pay salaries to these two officers based on a percentage of their combined annualized base salaries equal to the percentage of time each officer devotes to the business of Cardia and ABI, respectively.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation to be paid during fiscal year 1999 to Cardia's Chief Executive Officer. No employee of Cardia will receive salary in excess of $100,000 during 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                  ANNUAL COMPENSATION         COMPENSATION AWARDS
                                               --------------------------     -------------------
                                                                                   SECURITIES
                                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION                    FISCAL YEAR       SALARY            OPTIONS (1)
---------------------------                    -----------     ----------     -------------------
Joseph A. Marino, Chief Executive Officer         1999         $85,000(2)             75,000

-----------------------

         (1) Number of shares of common stock subject to options granted during the year indicated.

         (2) Mr. Marino's Cardia salary is based on fifty percent of a combined annualized base salary of $170,000 which will be paid to him for services rendered to ABI and Cardia during 1999. This salary will be paid by Cardia. In the event the time devoted by Mr. Marino to Cardia's business during 1999 is more or less than fifty percent of the total time devoted to Cardia and ABI together, the salary paid to him by Cardia will be adjusted accordingly.

DIRECTOR COMPENSATION

     Directors are not currently paid fees for attending meetings. All Directors are reimbursed for their travel expenses incurred in attending board meetings.

STOCK OPTION PLAN


     As of January 27, 1999, the Board of Directors and sole shareholder of Cardia adopted the Cardia, Inc. 1999 Omnibus Stock Incentive Plan to provide for the granting of stock-based incentives to officers, key employees and directors of Cardia. The plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options which do not meet the requirements of such section, stock appreciation rights, restricted stock grants and deferred stock grants. The plan also contains provisions that permit an automatic reload of certain options if the original grant includes a reload feature. Cardia has reserved 200,000 shares of its common stock for issue in connection with awards granted pursuant to the plan. As of the date of this prospectus, Cardia has outstanding options to purchase an aggregate of 50,000 shares of its common stock.


     The following table sets forth certain information as to options granted to the Chief Executive Officer of Cardia as of the date of this prospectus:

                                  OPTION GRANTS
                               (INDIVIDUAL GRANTS)

                      NUMBER OF SECURITIES     PERCENT OF TOTAL OPTIONS
                      UNDERLYING OPTIONS       GRANTED TO EMPLOYEES        EXERCISE OR BASE PRICE
NAME                  GRANTED                  IN FISCAL YEAR              (DOLLAR/SHARE)             EXPIRATION DATE
----                  ---------------------    ------------------------    ----------------------     ---------------

Joseph A. Marino           50,000(1)                    100%                       $1.10                  1/1/09


------------------

         (1)      All of Mr. Marino's options are currently exercisable.

         The following table sets forth certain information as to options held by the Chief Executive Officer of Cardia as the date of this prospectus:

                           AGGREGATE OPTION EXERCISES
                                AND OPTION VALUES

                           NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                           OPTIONS                        MONEY OPTIONS
                           -------                        -------------

NAME                  EXERCISABLE    UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
----                  -----------    -------------        -----------    -------------

Joseph A. Marino        50,000            0                 $ 0 (1)            --


----------------------

         (1) The value of the exercisable options is equal to the difference between the subscription price in the rights offering of $1.00 per share and the option exercise price of $1.10 per share multiplied by the number of shares subject to options.

INDEMNIFICATION AND WAIVER OF DIRECTOR LIABILITY

         The Minnesota Business Corporation Act provides that officers and directors of Cardia have the right to indemnification from Cardia for liability arising out of certain actions. Such indemnification may be available for liabilities arising in connection with the distribution and the rights offering. Insofar as indemnification for liabilities arising under the Securities Act or 1933, as amended, may be permitted to directors, officers or persons controlling Cardia pursuant to such indemnification provisions, Cardia has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


         Cardia has adopted in its articles of incorporation a provision which limits personal liability for breach of the fiduciary duty of its directors, to the extent provided by the Minnesota Business Corporation Act. Such provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to Cardia, liability for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

                             PRINCIPAL SHAREHOLDERS

APPLIED BIOMETRICS, INC.

         As of October 15, 1998, ABI had 4,336,117 outstanding shares of common stock, $.01 par value. The following table sets forth, as of that date, the number and percentage of outstanding shares of common stock of ABI beneficially owned by each person who is known to ABI to beneficially own more than five percent (5%) of the common stock of ABI, by each director of ABI, by each executive officer of ABI, and by all directors and executive officers of ABI as a group:

Name and Address of                                        Number of Shares          Percent
Beneficial Owner                                           Beneficially Owned(1)     of Class
------------------                                         ------------------        --------
David B. Johnson  . . . . . . . . . . . . . . . . . . . . .      402,100(2)            9.4%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416

Aaron Boxer Revocable Trust . . . . . . . . . . . . . . . .      307,000(3)            7.2%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416


Hayden R. Fleming (8). . . . . . . . . . . . . . . . . . .       223,240               5.2%
14988 N. 78th Way, Suite 200
Scottsdale, AZ 85260


Joseph A. Marino (5) (6) . . . . . . . . . . . . . . . . .       329,166               7.1%
501 East Hwy. 13
Burnsville, MN 55337

Demetre Nicoloff, M.D., Ph.D (5) (7) . . . . . . . . . . .        80,900               1.8%

Patrick Delaney (5) . . . . . . . . . . . . . . . . . . . .       48,400               1.1%

Jeffrey W. Green (5) (8). . . . . . . . . . . . . . . . . .       43,400               1.0%

All directors and executive officers
as a group (6 persons) (5). . . . . . . . . . . . . . . . .      586,866              12.1%

(1) Unless otherwise indicated, each person has sole voting and dispositive power over such shares.

(2) Based on a Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission. Of the 402,100 shares reported, Mr. Johnson has sole voting and dispositive power with respect to 107,450 shares and shares voting and dispositive power with respect to 294,650 shares.

(3) Based on a Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission.

(4) Based on a Schedule 13D dated December 4, 1997 and filed with the Securities and Exchange Commission. Of the 223,240 shares reported, Mr. Fleming has sole voting and dispositive power with respect to 201,240 and shared voting and dispositive power with respect to 22,000 shares.

(5) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of the date hereof:
         Mr. Marino, 300,000 shares; Dr. Nicoloff, 60,067 shares; Mr. Delaney, 48,400 shares; Mr. Green, 13,400 shares, and by all directors and executive officers as a group, 506,867 shares.

(6)      Includes 29,166 shares held by Mr. Marino's minor children.

(7) Includes 13,333 shares held jointly by Dr. Nicoloff and his spouse and 7,500 shares held by Nicoloff Properties.

(8) Includes 30,000 shares held by Mary Celeste, L.P. of which Mr. Green is the General Partner.


CARDIA, INC.

         The following table sets forth the number of and percentage of outstanding shares of Cardia common stock which will be beneficially owned immediately following the distribution by each person who is known to beneficially own more than five percent (5%) of the common stock of ABI, by each director of ABI, by each executive officer of ABI, and by all directors and executive officers of ABI as a group. This table does not reflect any shares.

Name and Address of                                        Number of Shares       Percent
Beneficial Owner                                          Beneficially Owned      of Class
----------------                                          ------------------      --------
David B. Johnson  . . . . . . . . . . . . . . . . . . .         34,775              7.0%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416

Aaron Boxer Revocable Trust  . . . . . . . . . . . . . .        26,550              5.3%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416

Hayden R. Fleming (8). . . . . . . . . . . . . . . . . .        19,306              3.9%
14988 N. 78th Way, Suite 200
Scottsdale, AZ 85260


Joseph A. Marino (1). . . . . . . . . . . . . . . . . .        177,522             32.3%
501 East Hwy. 13
Burnsville, MN 55337


Demetre Nicoloff, M.D., Ph.D   . . . . . . . . . . . . .         1,801                *

Patrick Delaney  . . . . . . . . . . . . . . . . . . . .             0                *

Jeffrey W. Green  . . . . . . . . . . . . . . . . . . .          2,595                *


All directors and executive officers
as a group (6 persons) (1) . . . . . . . . . . . . . . .       181,918             33.1%


* Less than 1%

(1) Includes 50,000 shares which could be purchased by Mr. Marino under stock options exercisable within sixty (60) days of the date hereof.

                              CERTAIN TRANSACTIONS

BACKGROUND AND VALUATION OF THE DISTRIBUTION

         At a meeting of the Board of Directors of ABI on August 5, 1998, ABI management proposed a spin-off of ABI's closure device business to allow ABI to concentrate its resources on the development of its cardiac output monitoring system. The spin-off would also allow a separate company to raise its own capital on the merits of the closure device business and to focus its efforts and resources on the development of the closure device business. At this meeting, an independent committee of the Board of Directors, consisting of Demetre Nicoloff and Jeffrey Green, was appointed to determine all issues related to the distribution and rights offering.


         The independent committee determined, over the course of several meetings of its members and conferences with ABI management and advisors, to spin off the closure device business through a distribution to its shareholders of common stock of Cardia, Inc., a newly-formed, wholly-owned subsidiary of ABI into which ABI has transferred the closure device business. After consultation with its advisors, major shareholders and management, the independent committee decided to sell 125,000 shares of Cardia common stock for $125,000 to Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, and concurrently to distribute 375,000 shares of Cardia common stock to ABI shareholders on the basis of one share of Cardia common stock for every 11.563 shares of ABI common stock outstanding. Following the distribution, 500,000 shares of Cardia common stock will be outstanding. The independent committee concluded that this stock sale and distribution was fair and reasonable and in the best interests of ABI and its shareholders.


         The independent committee did not obtain a fairness opinion as to the valuation of Cardia because of the following factors:

         * there is a commonality of interests between the ABI shareholders and the Cardia shareholders;

         * the estimated market capitalization of Cardia immediately after the distribution is estimated to be $500,000;

         * Cardia is a development stage company that is expected to operate at a loss for the foreseeable future and will require significant additional working capital;

         * there are few comparable enterprises useful for valuing a company at Cardia' stage of development; and

         * following the distribution, ABI will not have to provide capital or credit to Cardia and will not have any continuing risk of liability with respect to Cardia's operations.

         The independent committee also believed that providing the opportunity for Mr. Marino to acquire 125,000 shares of Cardia for $125,000 was fair and reasonable and in the best interests of the shareholders of both ABI and Cardia based on the following:

         * the $1.00 per share paid by Mr. Marino is equal to the per share valuation of the distribution and is also equal to the per share price of the rights offering;

         * Mr. Marino will be a key factor in the development of Cardia's business while continuing to be involved in ABI's business; and

         * the success of the rights offering is believed to be dependent on Mr. Marino's involvement as an executive officer and significant shareholder of Cardia.

DISTRIBUTION AGREEMENT

         ABI and Cardia have entered into a Distribution Agreement, dated as of November 1, 1998, which sets out the parameters for the distribution of Cardia common stock by ABI and the independent operation of Cardia following the distribution. This agreement provides that ABI will transfer 375,000 shares of Cardia common stock to the distribution agent as of the date of this prospectus for distribution to shareholders of ABI on the record date on the basis of one share of Cardia common stock for every 11.563 shares of ABI common stock held on the record date.

         The agreement contains, among other things, a number of provisions describing the timing and method of the distribution, the transfer of the closure device assets to Cardia, the relationship of the ABI and Cardia following the distribution, and certain indemnification obligations. The principal provisions of the agreement


         * obligate ABI to make certain services, such as accounting and payroll, available to Cardia for a period of twenty-four months following the distribution, at Cardia's expense;

         * provide that ABI will make certain information regarding Cardia and the closure device assets available to Cardia for copying upon request;

         * establish a sublease by Cardia of a portion of ABI's facilities at fair rental valu);

         * obligate each party to indemnify the other with respect to any claims or actions relating to the liabilities or business of the other; and

         * provide that Cardia shall have control over all of the operations and assets intended to be transferred to Cardia, whether or not all actions necessary to transfer the closure device operations and assets have been completed by the effective date of the distribution.


The agreement also provides for arbitration of any disputes between the parties with respect to the subject matter of the agreement pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

TIME SHARING OF EXECUTIVES

         Joseph A. Marino and Peter Buonomo, Cardia's Chief Executive Officer and Vice President, respectively, will be serving as officers and employees of both ABI and Cardia for an indefinite period of time following the distribution and the rights offering. They will be paid salaries by each company based on a percentage of their combined annualized base salaries equal to the percentage of time they each devote to the business of ABI and Cardia. Although Mr. Marino and Mr. Buonomo currently expect to spend approximately half of their time on the business of each company during 1999, there can be no assurance that the actual allocation of time will not be significantly different.

                                THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

         Cardia has been formed to pursue the further development and commercialization of certain transcatheter closure devices. The primary purposes of the distribution are


         * to enable ABI to conserve its liquid assets to continue to pursue its cardiac output measurement business;

         * to enable Cardia to raise immediately needed working capital through the rights offering of its common stock which will immediately follow the distribution;

         * to permit ABI and Cardia each to) adopt strategies and pursue objectives appropriate to its specific business;

         * to enable management of both companies to concentrate attention and financial resources ons their respective core business;

         * to enable each company to make acquisitions and enter into transactions with strategic partners by issuing its own equity securities;

         * to facilitate the implementation of incentive compensation arrangements that are more directly based on results of operations of each business; and

         * to allow each company to be recognized and evaluated by the financial community as a separate and distinct business.


MANNER OF EFFECTING THE DISTRIBUTION


         Applied Biometrics, Inc. will effect the distribution on the distribution date by delivering 375,000 shares of Cardia common stock, which represents 75% of the shares outstanding, to the distribution agent for distribution to ABI shareholders immediately following the expiration and closing of the rights offering described below. The distribution will be made on the basis of one share of Cardia common stock for every 11.563 shares of ABI common stock held as of the close of business on the distribution record date. The Cardia common stock will be fully paid and nonassessable, and the holders thereof will not be entitled to preemptive rights or cumulative voting. See "Description of Securities." Certificates representing Cardia shares will be mailed to holders of ABI common stock as soon as practicable after the effective date of this prospectus.


         HOLDERS OF ABI COMMON STOCK SHOULD NOT SEND CERTIFICATES TO CARDIA, ABI OR THE DISTRIBUTION AGENT. THE DISTRIBUTION AGENT WILL MAIL THE STOCK CERTIFICATES REPRESENTING CARDIA SHARES AS SOON AS PRACTICABLE AFTER THE DISTRIBUTION EFFECTIVE DATE. ABI SHARE CERTIFICATES WILL CONTINUE TO REPRESENT ABI COMMON SHARES AFTER THE DISTRIBUTION IN THE SAME AMOUNT SHOWN ON THE CERTIFICATE.


         Holders of ABI common stock will not be required to pay any cash or other consideration for the Cardia shares to be received in the distribution or to surrender or exchange ABI common stock or to take any other action in order to receive Cardia common stock pursuant to the distribution.

RESULTS OF THE DISTRIBUTION


         Cardia will be an independent publicly held company after the distribution and will continue to conduct its business of developing, marketing and selling transcatheter closure devices. Immediately following the distribution, ABI shareholders, other than Mr. Marino, will own 74.5% of the outstanding Cardia common stock and Mr. Marino will own 25.5% (including shares to be distributed with respect to shares of ABI common stock he beneficially owns) of the outstanding Cardia common stock. Although Cardia common stock will be eligible for quotation and trading on the OTC Bulletin Board after the distribution, Cardia common stock is not currently quoted on the OTC Bulletin Board or listed on any national securities exchange, or approved for quotation on any quotation system, and there can be no assurance that a public market for Cardia common stock will develop or provide liquidity. See "Risk Factors - There is no Current Public Market for Our Common Stock; The Offering Price of Our Common Stock was Determined Arbitrarily; It is Possible That Our Common Stock Price Will be Volatile."



                               THE RIGHTS OFFERING

THE RIGHTS


         Cardia will distribute rights to purchase Cardia common stock at a subscription price of $1.00 per share to the record holders of outstanding Cardia common stock as of as of the rights record date, at no cost to them. Cardia will distribute one right for each share of Cardia common stock held on the rights record date. Each right will entitle its holder to purchase one share of Cardia common stock. The rights will be evidenced by subscription certificates. If all rights are exercised, an aggregate of 500,000 shares will be sold . Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, has advised Cardia that he will exercise rights to purchase an aggregate of 127,522 shares of Cardia common stock and will purchase up to 272,478 additional shares pursuant to the standby subscription guaranty described below.


BASIC SUBSCRIPTION PRIVILEGE

         Each right will entitle the holder thereof to receive one share of Cardia common stock upon payment of the subscription price. Certificates representing Cardia common stock purchased pursuant to the basic subscription privilege will be delivered to the subscriber as soon as practicable after the closing date, irrespective of whether the basic subscription privilege is exercised before the expiration date. Holders exercising their basic subscription privilege or oversubscription privilege will not be shareholders of record with respect to the shares subscribed for until the closing of the rights offering, which is anticipated to occur five business days after the expiration date. The term "business day" means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Minneapolis are authorized or required by law, regulation or executive order to close.

OVERSUBSCRIPTION PRIVILEGE

         Each right also carries the right to subscribe for shares not subscribed for through the exercise of basic subscription privileges by other holders, subject to the allocation described below. No holder may exercise the oversubscription privilege for more than number of shares purchased by that holder pursuant to his or her basic subscription privilege. If the remaining shares are not sufficient to satisfy all oversubscription privilege subscriptions, those shares will be allocated pro rata, subject to the elimination of fractional shares and the limitation described above, in proportion to the number of shares each holder exercising the oversubscription privilege subscribed for pursuant to the basic subscription privilege. Only holders who exercise the basic subscription privilege in full will be entitled to exercise the oversubscription privilege. Certificates representing the shares purchased pursuant to the oversubscription privilege will be delivered to subscribers as soon as practicable after the closing date and after all prorations have been effected.

STANDBY SUBSCRIPTION GUARANTY

         Mr. Marino has offered Cardia a standby subscription guaranty to subscribe, at the subscription price, for up to 272,478 shares not purchased in the rights offering. This guaranty is applicable only if less than 400,000 shares are subscribed for, and is limited to that number of shares necessary to reach subscriptions for an aggregate of 400,000 shares. Accordingly, following the rights offering Mr. Marino will beneficially own a minimum of 255,044 shares of Cardia common stock following the exercise of his rights, and up to 527,522 shares if no other shareholder exercises the basic subscription privilege.

EXPIRATION DATE


         The rights will expire at 5:00 p.m., Minneapolis time, on _________, 1999 unless extended by Cardia from time to time. Notwithstanding the foregoing, the expiration date will not be later than 45 days after the commencement of the rights offering. Unexercised rights will be null and void after the expiration date. Cardia will not be obligated to honor any purported exercise of rights received by the subscription agent after the expiration date, regardless of when the documents relating to such exercise were sent.


EXERCISE OF RIGHTS

         Rights may be exercised by delivering to the subscription agent, on or prior to 5:00 p.m., Minneapolis time, on the expiration date, the properly completed and executed subscription certificate with any required signatures guaranteed, together with payment in full for any shares being subscribed for. Such payment in full must be by (1) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Norwest Bank Minnesota, N.A. as subscription agent or (2) wire transfer of funds to the account maintained by the subscription agent for such purpose, provided in each case that the full amount of such subscription price is received by the subscription agent in currently available funds prior to or on the expiration date. Payment of the subscription price will be deemed to have been received by the subscription agent only upon (a) clearance or any uncertified check, (b) receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (c) receipt of good funds in the subscription agent's account designated above.

         If paying by uncertified personal check, please note that the funds paid may take at least five business days to clear. Accordingly, holders who wish to pay the subscription price by means of uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

         The address to which the subscription certificates and payment of the subscription price should be delivered is:

         Norwest Bank Minnesota, N.A.
         161 North Concord Exchange
         P.O. Box 738
         South St. Paul, MN 55075-0738

         Funds received in payment of the subscription price for the shares subscribed for pursuant to the oversubscription privilege will be held in a segregated account pending issuance of such shares. If a holder exercising the oversubscription privilege is allocated less than all of the shares that such holder wished to subscribe for, the excess funds paid for shares not issued shall be returned by mail without interest or deduction as soon as practicable after the expiration date.

         A holder who holds Cardia common stock for the account of others, such as a broker, a trustee or a depository for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owner's intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the record holder of such rights should complete the subscription certificate and submit it to the subscription agent with the proper payment. In addition, the beneficial owner of Cardia common stock or rights held through such a holder of record should contact the holder and request the holder to effect transactions in accordance with the beneficial owner's instructions.

         Unless a subscription certificate (1) provides that the shares be issued pursuant to the exercise of rights are to be delivered to the holder or
(2) is submitted for the account of any Eligible Guarantor Institution , as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, signatures on such subscription certificate must be guaranteed by an Eligible Guarantor Institution.

         If either the number of shares being subscribed for pursuant to the basic subscription privilege is not specified on the subscription certificate, or the amount of consideration delivered is not enough to pay the subscription price for all shares stated to be subscribed for, the number of shares subscribed for will be assumed to be the maximum amount that could be subscribed for upon payment of such amount. If the number of shares being subscribed for is not specified, or payment of the subscription price for the indicated number of rights that are being exercised exceeds the required subscription price, the payment will be applied , until depleted, to subscribe for shares in the following order: (i) to subscribe for the number of shares indicated, if any, pursuant to the basic subscription privilege, (ii) to subscribe for shares until the basic subscription privilege has been fully exercised with respect to all of the rights represented by the subscription certificate; and (iii) to subscribe for additional shares pursuant to the oversubscription privilege, subject to any applicable proration.


         Please read the instructions included in the subscription certificates carefully and follow them in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO CARDIA.

                  THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDER, BUT IF SENT BY MAIL WE RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. YOU SHOULD ALSO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., MINNEAPOLIS TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         The closing of the rights offering will occur promptly after the expiration date. Cardia will determine all questions concerning the timeliness, validity, form and eligibility of any exercise of rights and its determinations will be final and binding. Cardia, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as Cardia determines in its sole discretion. Neither Cardia nor the subscription agent will be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.


         Any questions or requests for assistance concerning the method of exercising rights or requests for additional copies of this prospectus or the instructions should be directed to the subscription agent.

NO REVOCATION


         ONCE YOU HAVE EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE, THAT EXERCISE MAY NOT BE REVOKED.

SUBSCRIPTION AGENT

         Cardia has appointed Norwest Bank Minnesota, N.A. as subscription agent for the rights offering. Any questions or requests for additional copies of this prospectus may be directed to the subscription agent at the telephone number and address below. The subscription agent's address, which is the address to which the subscription certificates and payment of the subscription price should be delivered, and the subscription agent's telephone number and facsimile number, are:

         Norwest Bank Minnesota, N.A.
         161 North Concord Exchange
         P.O. Box 738
         South St. Paul, MN 55075-0738
         Telephone: (651) 450-4053
         Facsimile: (651) 450-4078


                MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

         The following general discussion summarizes certain of the material U.S. Federal Income Tax aspects of the distribution and the rights offering. This discussion is a summary for general information only and does not consider all aspects of U.S. Federal Income Tax that may be relevant to a Cardia shareholder or an ABI shareholder in light of such shareholder's personal circumstances.

         This discussion is limited to the U.S. Federal Income Tax consequences relevant to (1) an ABI shareholder receiving shares of Cardia common stock in the distribution and (2) a Cardia shareholder receiving rights and Cardia common stock acquired upon the exercise of rights. This discussion does not address the tax consequences to a holder that is not a U.S. holder or is not an individual. This discussion is also limited to (a) ABI shareholders who hold ABI common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended and (b) Cardia shareholders who will hold rights and Cardia common stock acquired upon the exercise of rights as capital assets within the meaning of Section 1221 of the Code.

         This discussion is based on the Code, existing and proposed regulations thereunder and current administrative rulings and "decisions." All of the foregoing is subject to change, possibly on a fast track basis, and any such change could affect the continuing validity of this discussion.

                  EACH ABI SHAREHOLDER AND CARDIA SHAREHOLDER IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION APPLICABLE TO HIS OR HER PARTICULAR SITUATION. THE CONTENTS OF THIS PROSPECTUS ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH ABI SHAREHOLDER AND CARDIA SHAREHOLDER SHOULD CONSULT HIS OR HER OWN ATTORNEY, BUSINESS ADVISOR AND/OR TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE.

FEDERAL INCOME TAXATION OF THE DISTRIBUTION

         An ABI shareholder will be treated as receiving a distribution from ABI in an amount equal to the fair market value of the Cardia common stock received. While the following should not be regarded as tax advice to ABI shareholders, and shareholders should obtain advice from their own tax advisors, ABI shareholders will not recognize dividend income as a result of the distribution unless the fair market value of the Cardia common stock received in the distribution exceeds the aggregate basis of ABI common stock held by a shareholder immediately before the distribution. Any shareholder recognizing such a gain will recognize a gain equal to such excess and the gain will constitute a capital gain if such shareholder's ABI common stock with respect to which the Cardia common stock is received is held as a capital asset on the date of the distribution. For those ABI shareholders who do not recognize any gain on the distribution, the aggregate basis of the shares of ABI common stock and Cardia common stock held immediately after the distribution will be the same as the basis of the ABI common stock held immediately before the distribution. That aggregate basis will be first allocated to the Cardia common stock in an amount equal to its fair market value on the date of the distribution. The remaining basis will be allocated to the ABI common stock. For those ABI shareholders that do recognize gain on the distribution, the basis of the Cardia common stock held immediately after the distribution will equal its fair market value on the date of the distribution and the ABI common stock will have a basis of zero. ABI has received the opinion of Lindquist & Vennum P.L.L.P. that ABI will not recognize any income for federal or state income tax purposes by reason of the distribution because ABI's tax losses in the year of the distribution exceed the amount by which the fair market value of the Cardia common stock exceeds, if any, ABI's basis in that stock.

FEDERAL INCOME TAXATION OF THE RIGHTS OFFERING

         DISTRIBUTION OF THE RIGHTS. Holders of Cardia common stock immediately following the distribution will not recognize taxable income for federal income tax purposes in connection with the receipt of the rights. Cardia has received the opinion of Lindquist & Vennum P.L.L.P. that Cardia will not recognize any income for federal income tax purposes by reason of the rights offering.

         STOCKHOLDER BASIS AND HOLDING PERIOD OF THE RIGHTS. Except as provided in the following sentence, the basis of the rights received by a Cardia shareholder as a distribution with respect to such shareholder's Cardia common stock will be zero. If, however, either (i) the fair market value of the rights on the date that the rights are distributed is 15% or more of the fair market value of the shares of Cardia common stock with respect to which they are received or (ii) the shareholder properly elects, in his or her Federal Income Tax return for the taxable year in which the rights are received, to allocate basis, then part of his or her basis in shares of Cardia common stock will be allocated between the Cardia common stock and the rights in proportion to the fair market value of each on the date of the rights offering.

         The holding period of a Cardia shareholder with respect to the rights received as a distribution on such shareholder's Cardia common stock will include the shareholder's holding period for the Cardia common stock with respect to which the rights were issued.

         LAPSE OF THE RIGHTS. Cardia shareholders who allow the rights received by them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of Cardia common stock, if any, owned by such shareholders.

         EXERCISE OF THE RIGHTS; BASIS AND HOLDING PERIOD OF SHARES. Cardia shareholders will not recognize any gain or loss upon the exercise of the rights. The basis of the Cardia common stock acquired through exercise of the rights will be equal to the sum of the price paid therefor and the shareholder's basis in such rights, if any.

         A Cardia shareholder's holding period for the Cardia common stock acquired through exercise of the rights will begin on the date the rights are exercised.

         SALE OF SHARES. Sale of shares of Cardia common stock acquired through exercise of the rights will result in the recognition of gain or loss to a Cardia shareholder in an amount equal to the difference between the amount realized on the sale and the shareholder's adjusted basis in the Cardia common stock. Gain or loss on the sale of such shares will be classified as capital gain or loss taxable based on the shareholder's holding period for the Cardia common stock.

         BACKUP WITHHOLDING. A U.S. holder of rights or Cardia common stock may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including dividends, payments and, under certain circumstances, proceeds from the disposition of Cardia common stock. These backup withholding rules apply for a U.S. holder who, among other things, (i) fails to furnish a social security number or other taxpayer identification number, a TIN, certified under penalties of perjury within a reasonable time after the request therefor,
(ii) furnishes an incorrect TIN, (iii) fails to properly report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. holder is not subject to backup withholding. A U.S. holder who does not provide Cardia with his, her, or its correct TIN also may be subject to penalties. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is creditable against the U.S. holder's Federal Income Tax liability, provided the required information is furnished to the Internal Revenue Service. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding is properly established.

         Cardia will report to the U.S. holders of rights or Cardia common stock and to the Internal Revenue Service the amount of any "reportable payments" for each calendar year in the amount of tax withheld, if any, with respect to such payments.


                            DESCRIPTION OF SECURITIES


         The following summary of the terms of the capital stock of Cardia is not complete and is subject to and qualified in its entirety by reference to Cardia's articles of incorporation and by-laws, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Available Information."


GENERAL


         The articles of incorporation of Cardia provide that Cardia may issue up to 10,000,000 shares of common stock, $0.01 par value per share and up to 1,000,000 shares of undesignated preferred stock, $0.01 par value per share. After giving effect to the distribution, there will be 500,000 shares of Cardia common stock issued and outstanding, and approximately 1200 beneficial holders of such shares.


COMMON STOCK

         All shares of Cardia common stock which will be outstanding after the distribution and the rights offering will be duly authorized, fully paid and non-assessable. Holders of Cardia common stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of Cardia out of assets legally available therefor, and to share ratably in the assets of Cardia legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Cardia.

         Each outstanding share of Cardia common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors and, except as discussed below under "Undesignated Stock," the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of the majority of the outstanding shares of Cardia common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

         Holders of Cardia common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Cardia. Shares of Cardia common stock will have equal dividend, liquidation and other rights.

UNDESIGNATED PREFERRED STOCK


         Cardia's Board of Directors has the authority to issue up to 1,000,000 shares of undesignated preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued undesignated shares and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the shareholders. The Board of Directors, without shareholder approval, has the power to issue undesignated shares with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of undesignated shares may have the effect of delaying, deferring or preventing a change in control of Cardia by way of a merger, sale or exchange of assets or a similar transaction. Cardia has no present plans to issue any undesignated shares.


MINNESOTA ANTITAKEOVER LAW

         Cardia is governed by the provisions of Sections 302.A.671 and 302.A.673 of the Minnesota Business Corporation Act. In general, Section 302.A.671 provides that the shares of the corporation acquired in a "control share acquisition" have no voting rights unless such rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302.A.673 prohibits a publicly held Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

         Cardia is also governed by the provisions of Section 302.A.675 of the Minnesota Business Corporation Act which, in general, provides that an offeror may not acquire shares of a publicly held Minnesota corporation within two years following the last purchase of shares pursuant to a takeover offer (including purchase, merger and other transactions), unless the selling shareholder is given, at the time of the acquisition, a reasonable opportunity to dispose of the shares through the offer upon substantially equivalent terms as those provided in the earlier takeover offer, unless the acquisition is approved in a prescribed manner.

TRANSFER AGENT

         Norwest Bank Minnesota, N.A. is the Transfer Agent and Registrar for Cardia common stock.


                         SHARES ELIGIBLE FOR FUTURE SALE


         The sale of a substantial number of shares of Cardia common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for such shares. In addition, any such sale or perception could make it more difficult for Cardia to sell equity securities or equity related securities in the future at a time and price that Cardia deems appropriate. Cardia will have a total of 1,000,000 shares of common stock outstanding upon consummation of the distribution and rights offering, assuming all of the rights are exercised. 875,000 shares issued in the distribution and offered in connection with the rights offering will be eligible for immediate sale in the public market without restriction, unless they are held by "affiliates" of Cardia within the meaning of Rule 144 of the Securities Act. In addition, there will be 125,000 shares of Cardia common stock outstanding which will be "restricted" securities within the meaning of Rule 144 under the Securities Act and 200,000 shares of common stock reserved for issuance upon exercise or vesting of stock-based compensation grants made or to be made under Cardia's 1998 Omnibus Stock Incentive Plan.


         In general, under Rule 144 as currently in effect, a shareholder is entitled to sell restricted securities within any three month period in an amount that does not exceed the greater of 1% of the then outstanding shares of Cardia common stock or the average weekly trading volume of the shares of Cardia common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission if one year has elapsed since the date of acquisition of the securities. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Cardia. If two years have elapsed since the date of acquisition of restricted securities, and the seller has not been an "affiliate" of Cardia, as that term is defined under the Securities Act, at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144 without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements of Rule 144.

         No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price for Cardia common stock prevailing from time to time. Sales of substantial amounts of Cardia common stock, or the perception that such sales could occur, may adversely affect the prevailing market price of Cardia common stock.


                              PLAN OF DISTRIBUTION


         The shares of Cardia common stock being issued in the distribution are being distributed by ABI directly to the holders of ABI common stock on the distribution record date, on the basis of one share of Cardia common stock for each 11.563 shares of ABI common stock held on the distribution record date. Cardia will also sell 125,000 shares of common stock to Joseph A. Marino concurrently with the distribution. Cardia intends to distribute rights and copies of this prospectus to its shareholders of record on the rights record date promptly following the effective date of the registration statement of which this prospectus forms a part.


         Holders of rights who desire to subscribe for the purchase of shares of Cardia common stock in the rights offering are urged to complete, date and sign the subscription certificate and return it to the subscription agent on or before the expiration date, together with payment in full for the subscribed for shares.

         Certain employees, officers or directors of ABI or Cardia may solicit responses from holders of subscription certificates, but such individuals will not receive any commissions or compensation for such services other than their normal employment compensation.


                             INDEPENDENT ACCOUNTANTS

         The financial statements of Cardia as of December 31, 1997 and for the period then ended included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.


                                  LEGAL MATTERS

         The validity of the rights and the shares of Cardia common stock offered hereby will be passed upon for Cardia by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota. Patrick Delaney, a partner in Lindquist & Vennum, is the Secretary and a director of ABI and the Secretary of Cardia.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE
Report of Independent Accountants...........................................................................F-2

Balance Sheet as of December 31, 1997 and September 30, 1998 (unaudited)....................................F-3

Statements of Operations for the periods November 2, 1997 (inception) to December 31, 1997, the nine months ended September 30, 1998 (unaudited), and from November 2, 1997 (inception) to
 September 30, 1998 (unaudited).............................................................................F-4

Statements of Cash Flows for the periods November 2, 1997 (inception) to  December 31, 1997, the nine months ended September 30, 1998 (unaudited), and  from November 2, 1997 (inception) to
 September 30, 1998 (unaudited).............................................................................F-5

Notes to Financial Statements for the periods November 2, 1997 (inception) to  December 31, 1997, the nine months ended September 30, 1998 (unaudited), and from November 2, 1997 (inception) to
 September 30, 1998 (unaudited).............................................................................F-6

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
 and Stockholders of
 Cardia, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of Cardia, Inc. (the Company; formerly the Transcatheter Closures Business of Applied Biometrics, Inc.) as of December 31, 1997 and the results of its operations and its cash flows for the period from November 2, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluation of the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company requires additional financing which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 5, 1998

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.) BALANCE SHEET

------------------------------------------------------------------------------------------

                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1997           1998
                                                                             (UNAUDITED)
       ASSETS

Current assets:
         Inventories                                         $         --    $     53,639
         Prepaid expenses and other current assets                     --          13,009
                                                             ------------    ------------
                  Total current assets                                 --          66,648

Property and equipment, net                                            --          20,481
Intangible assets                                                 100,000          87,500
                                                             ------------    ------------
                  Total assets                               $    100,000    $    174,629
                                                             ============    ============

       LIABILITIES AND NET INVESTMENT BY
         APPLIED BIOMETRICS, INC

Current liabilities:
         Trade accounts payable                              $         --    $     29,226
                                                             ------------    ------------
                  Total current liabilities                            --          29,226

Commitments and contingencies

Net investment by Applied Biometrics, Inc.                        100,000         145,403
                                                             ------------    ------------
                  Total liabilities and net investment by
                    Applied Biometrics, Inc.                 $    100,000    $    174,629
                                                             ============    ============

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.) STATEMENT OF OPERATIONS

----------------------------------------------------------------------------------------------------------

                                          FOR THE PERIOD FROM                                  FROM
                                           NOVEMBER 2, 1997                              NOVEMBER 2, 1997
                                            (INCEPTION) TO        NINE MONTHS ENDED       (INCEPTION) TO
                                           DECEMBER 31, 1997      SEPTEMBER 30, 1998    SEPTEMBER 30, 1998
                                                                     (UNAUDITED)            (UNAUDITED)
Net sales                                     $          --         $      77,640         $      77,640
Cost of sales                                            --                15,732                15,732
                                              -------------         -------------         -------------
       Gross profit                                      --                61,908                61,908

Operating expenses:
   Selling, general and administrative               16,409               370,492               386,901
   Research and development                              --               305,783               305,783
   Acquisition of in-process research
     and development                                441,457                    --               441,457
                                              -------------         -------------         -------------
                                                    457,866               676,275             1,134,141
                                              -------------         -------------         -------------
       Net loss                               $    (457,866)        $    (614,367)        $  (1,072,233)
                                              =============         =============         =============

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.) STATEMENT OF CASH FLOWS

---------------------------------------------------------------------------------------------------------------------

                                                       FOR THE PERIOD FROM                                 FROM
                                                         NOVEMBER 2, 1997                            NOVEMBER 2, 1997
                                                          (INCEPTION) TO       NINE MONTHS ENDED      (INCEPTION) TO
                                                         DECEMBER 31, 1997    SEPTEMBER 30, 1998    SEPTEMBER 30, 1998
                                                                                  (UNAUDITED)           (UNAUDITED)
Cash flows from operating activities:
   Net loss                                               $    (457,866)        $    (614,367)        $  (1,072,233)
   Adjustments to reconcile net loss to
     net cash from operating activities:
     Non-cash acquisition of in-process
       research and development                                 441,457                    --               441,457
     Depreciation and amortization                                   --                14,161                14,161
     Cash flows provided by (used for) changes in:
       Inventories                                                   --               (53,639)              (53,639)
       Prepaid expenses and other
         current assets                                              --               (13,009)              (13,009)
       Accounts payable                                              --                29,226                29,226
                                                          -------------         -------------         -------------
           Net cash flows used for
             operating activities                               (16,409)             (637,628)             (654,037)
                                                          -------------         -------------         -------------

Cash flows from investing activities:
   Cash expended for purchase of
     product line                                               (31,457)                   --               (31,457)
   Purchase of property and equipment                                --               (22,142)              (22,142)
                                                          -------------         -------------         -------------
           Net cash flows used for
             investing activities                               (31,457)              (22,142)              (53,599)
                                                          -------------         -------------         -------------

Cash flows from financing activities:
   Cash received from Applied
     Biometrics, Inc.                                            47,866               659,770               707,636
                                                          -------------         -------------         -------------
           Net cash flows provided by
             financing activities                                47,866               659,770               707,636
                                                          -------------         -------------         -------------

Cash and cash equivalents:
   Cash, beginning of period                                         --                    --                    --
                                                          -------------         -------------         -------------
   Cash, ending of period                                 $          --         $          --         $          --
                                                          =============         =============         =============

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION AND OPERATIONS

     BACKGROUND
     Cardia, Inc. (Cardia or the Company) was formed in October of 1998 as a subsidiary of Applied Biometrics, Inc. (ABI). Prior to that time, the entity was operated as the Transcatheter Closures Business (the Business) of ABI. Cardia intends to develop, manufacture, and market Transcatheter Closure devices (TCD's) which are based on intellectual property rights ABI acquired in November 1997.

     TCD's are a new generation of implantable device technologies which are delivered through a catheter to permanently repair certain cardiac defects in children and adults. Cardia is in the development stage with principal activities related to product development.

     ACQUISITION OF TECHNOLOGY
     ABI acquired the rights to the TCD technology in an acquisition consummated in November 1997. The purchase price for the acquired technology was approximately $542,000 and was comprised of 85,000 shares of ABI stock and $32,000 of related acquisition costs. The acquired technologies consisted of a pediatric product which has been subsequently market released internationally on a limited basis and rights to another product with therapeutic applications to adults which required substantial additional development. The purchase price allocation included approximately $100,000 to capitalizable intangible assets related to the developed product and $442,000 to in-process research and development which was charged to expense in 1997 as the underlying research and development projects had not reached technological feasibility and had no alternative future use.

     The purchase agreement also requires the payment of royalties equal to 3% of the net sales price of Vessel/Septal Occluder devices sold, payable on a quarterly basis for a period of six years.

     BASIS OF PRESENTATION
     The accompanying financial statements include the specifically identifiable net assets of the transcatheter closure operations of ABI and the results of operations of that business from the point of ABI's acquisition of the underlying technology in November 1997.

     Costs related to functions performed by ABI have been charged to the Business. Such costs allocated by the parent include certain general and administrative costs such as personnel costs, legal costs and costs of the finance function. These allocations of costs were provided at rates which management considers to reflect the incremental costs of providing these services and allocations of costs based on utilization of shared services by the Business. The terms of these transactions and allocations of costs were determined between related parties and may therefore differ from terms which would have occurred between wholly unrelated parties or had the Business operated as a completely autonomous entity since inception.

     ABI uses a centralized approach to cash management and the financing of its operations. As a result, cash and equivalents, and the related investment income and expense were not allocated to the Business in the financial statements. The Business' financing requirements are represented by cash transactions with Applied Biometrics, Inc. and are reflected in the "Net investment by Applied

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Biometrics, Inc." account. Activity in the net investment account relates to net cash flows of the Business as well as changes in the assets and liabilities allocated to the Business.

     The financial information included herein may not necessarily be indicative of the financial position, results of operations or cash flows of the Business in the future or what the financial position, results of operations or cash flows would have been if the Business had been a separate, independent company during the periods presented.

     ABILITY TO OPERATE AS A GOING CONCERN
     The Company is in its initial stages of operations and will require additional capital to fund its ongoing operations. The Company is currently in a Rights offering which when combined with the proceeds from an equity subscription by the Company's Chief Executive Officer may yield maximum proceeds of approximately $625,000.

     Management expects that available funds will be sufficient for an estimated period of six months, at which time the Company intends to raise additional capital through the issuance of equity, debt, or a combination of the two. There can be no assurance, however, that additional capital will be available on terms acceptable to the Company.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INTERIM FINANCIAL DATA (UNAUDITED)
     The financial information presented as of September 30, 1998 and for the nine month period then ended, including that set forth in the notes to financial statements, is unaudited. In the opinion of management, this financial information reflects the adjustments necessary for a fair presentation of the financial information for such period. These adjustments consist of normal, recurring items. The results of operations for the nine month period ended September 30, 1998 should not necessarily be taken as indicative of the results of operations that may be expected for the entire year 1998.

     FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS
     The Business' financial instruments consist of short-term trade receivables and payables for which the current carrying amounts approximate fair market value.

     USE OF ESTIMATES
     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     INVENTORY
     Inventory is stated at the lower of cost (first-in-first-out basis) or market.

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     PROPERTY AND EQUIPMENT
     Property and equipment is stated at cost with depreciation computed using the straight-line method over the estimated useful lives of the assets. Expenditures for additions and improvements are capitalized while repair and maintenance costs are expensed as incurred.

     INTANGIBLE ASSETS
     The cost of acquired intangible assets is capitalized and amortized on a straight-line basis over an estimated useful life of six years. The recoverability of unamortized intangible assets is assessed on an ongoing basis by comparing discounted future cash flows from the related product to net book value.

     REVENUE RECOGNITION
     Revenue is recognized upon shipment of goods to customers.

     CONCENTRATION OF CREDIT RISK
     The Company does not believe it is subject to a concentration of credit risk.

     RESEARCH AND DEVELOPMENT
     The costs of research and development are expensed as incurred.


3.   PROPERTY AND EQUIPMENT

     The cost of property and equipment and the estimated useful lives are as follows:

                                                 ESTIMATED   DECEMBER 31,     SEPTEMBER 30,
                                               USEFUL LIFE           1997              1998
                                                                                (UNAUDITED)
     Furniture and fixtures                        5 years    $        --       $    8,375
     Machinery and equipment                       5 years             --           13,767
                                                              -----------       ----------
                                                                       --           22,142
     Less accumulated depreciation                                     --           (1,661)
                                                              -----------       ----------
                                                              $        --       $   20,481
                                                              ===========       ==========


4.   INTANGIBLE ASSETS

     Intangible assets are comprised as follows:

                                                 ESTIMATED   DECEMBER 31,     SEPTEMBER 30,
                                               USEFUL LIFE           1997              1998
                                                                                (UNAUDITED)
     Intangible assets                             6 years    $   100,000       $  100,000
     Less accumulated amortization                                     --          (12,500)
                                                              -----------       ----------
                                                              $   100,000       $   87,500
                                                              ===========       ==========

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   INCOME TAXES

     The Business has not been allocated any tax benefit on the results of its operations since inception. As the Business was part of the consolidated tax return of ABI until its formation in October 1998, no losses prior to that date are available for carryforward to future periods.

     At the date of the formation of Cardia, the Company will have available net temporary differences to offset taxable income in future periods. For tax purposes, all acquired technology of the Business is capitalized and amortized over a life of 15 years. Such future tax benefits approximate $140,000. A valuation allowance has been established for the entire potential future tax benefit as its realization is not presently assured.


6.   NET INVESTMENT BY APPLIED BIOMETRICS, INC.

     Changes in the net investment by Applied Biometrics, Inc. during the period from November 2, 1997 to December 31, 1997 and for the nine months ended September 30, 1998 (unaudited) are as follows:

     Balance at inception                                                    $        --
     Purchase of Transcatheter Closure Product Line, November 2, 1997            557,866
     Net loss for the period from November 2, 1997 to December 31, 1997         (457,866)
                                                                             -----------
     Balance December 31, 1997                                                   100,000
     Net amounts received from Applied Biometrics, Inc.                          659,770
     Net loss for the nine month period ended September 30, 1998                (614,367)
                                                                             -----------
     Balance September 30, 1998                                              $   145,403
                                                                             ===========


7.   CAPITALIZATION

     The Board of Directors of ABI has approved a plan to distribute ABI's interest in the Company as a dividend to the shareholders of ABI (the Distribution). Under the plan, ABI shareholders will receive one share of Cardia common stock for every 11.563 shares of ABI common stock. Concurrent with the Distribution, the Company will also sell 125,000 shares of Cardia common stock at a price of $1 per share to an officer of the Company. The following is a pro forma presentation of shareholders' equity of the Company at September 30, 1998 reflecting the intended distribution of ABI's interest in the Company to shareholders of ABI and the sale of shares to an officer of the Company:

                                                                                     (UNAUDITED)
     Common stock, $0.01 par value; 10,000,000 shares authorized;
       500,000 shares issued and outstanding                                         $    5,000
     Undesignated preferred stock; $0.01 per par value; 1,000,000 shares authorized         --
     Additional paid-in capital                                                         265,403
                                                                                     ----------
          Total shareholders' equity                                                 $  270,403
                                                                                     ==========

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Subsequent to the Distribution, Cardia will commence a rights offering of its common stock to sell an aggregate of 500,000 shares of stock on the basis of one right for each share of Cardia stock held by a shareholder immediately after the Distribution.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Business Corporation Act provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such person are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

         Article VIII of the Bylaws of Cardia provides that the directors, officers and employees of Cardia and other persons serving at the request of Cardia shall be indemnified to the fullest extent permitted by Section 302A.521 of the Minnesota Business Corporation Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be borne by Applied Biometrics, Inc. in connection with the issuance and distribution of the shares of Cardia common stock offered hereby:

          SEC registration fee................................   $    214.17
          Legal fees and expenses.............................     60,000.00
          Accounting fees and expenses........................     15,000.00
          Blue Sky fees and expenses..........................      2,000.00
          Printing expenses...................................     10,000.00
          Transfer agent fees and expenses....................      7,500.00
          Miscellaneous.......................................      1,285.83
                                                                 -----------

                   TOTAL......................................   $ 96,000.00
                                                                 ===========

Each amount set forth above, except the SEC registration fee, is estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, Cardia has sold the following securities pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"):

         In October of 1998 Cardia sold 375,000 shares of its common stock to Applied Biometrics, Inc.


         Concurrent with the distribution, Cardia sold 125,000 shares of its common stock to Joseph A. Marino, Cardia's Chairman and Chief Executive Officer.


         The above transactions were made in reliance upon the exemption from registration provided under

Section 4(2). The purchasers of such shares were acquired by them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the shares bear a legend stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

ITEM 27. EXHIBITS

EXHIBIT
  NO.     DESCRIPTION
-------   -----------

2.1 Distribution Agreement dated as of November 1, 1998 between Applied Biometrics, Inc. and Cardia, Inc.


3.1       Articles of Incorporation of Cardia, Inc.

3.2       By-Laws of Cardia, Inc.


4.1 Articles and By-Laws of Cardia, Inc., incorporated by reference to Exhibit Nos. 3.1 and 3.2 above.

4.2 Specimen stock certificate for the Common Stock of Cardia, Inc., $0.01 par value per share.

4.3       Form of Rights Subscription Certificate

5.1 Opinion of Lindquist & Vennum P.L.L.P. regarding the validity of the Rights and the shares of Common Stock of Cardia, Inc. to be issued upon exercise of the Rights (including consent) (to be filed by amendment).

8.1 Opinion of Lindquist & Vennum P.L.L.P. regarding certain tax matters (including consent) (to be filed by amendment).

10.1 Cardia, Inc. 1998 Incentive Stock Option Plan (to be filed by amendment).

10.2 Standby Subscription Guaranty of Joseph A. Marino dated as of _____, 1999 (to be filed by amendment).

23.1*     Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2 Consent of Lindquist & Vennum P.L.L.P., incorporated by reference to Exhibit No. 5.1 above.

23.3 Consent of Lindquist & Vennum P.L.L.P., incorporated by reference to Exhibit No. 8.1 above.

27.1      Financial Data Schedule.

------------------
* Denotes documents filed herewith

ITEM 28. UNDERTAKINGS

         (a) The undersigned small business issuer hereby undertakes to provide certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the provisions summarized in Item 24 above, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned small business issuer further undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Minneapolis, State of Minnesota, on February 2, 1999.


                                    CARDIA, INC.



                                    By: /s/ Joseph A. Marino
                                       -----------------------------------------
                                    Its: Chief Executive Officer
                                        ----------------------------------------


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on February 2, 1999 by the following persons in the capacities stated.


Signature                        Title
---------                        -----


/s/ Joseph A. Marino             Chief Executive Officer, Treasurer and Director
------------------------------   (principal executive officer and principal
                                 accounting officer)



/s/ Thomas E. Brust              Director
------------------------------



/s/ Christopher Turnbull         Director
------------------------------